EXHIBIT 10.1

WARRANT AGENT AGREEMENT

CALLABLE CERTIFICATES, SERIES 2011-1

FIXED INCOME TRUST FOR GOLDMAN SACHS SUBORDINATED NOTES,
SERIES 2011-1

WARRANT AGENT AGREEMENT, dated as of October 14, 2011 (the “Warrant Agent Agreement” or the “Agreement”), by and between FIXED INCOME CLIENT SOLUTIONS LLC, a Delaware corporation, as Depositor (the “Depositor”), THE BANK OF NEW YORK MELLON, as Trustee (the “Trustee”) and THE BANK OF NEW YORK MELLON, as Warrant Agent (the “Warrant Agent”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, the Depositor and the Trustee are creating the Fixed Income Trust For Goldman Sachs Subordinated Notes, Series 2011-1 (the “Trust”), a trust being created under the laws of the State of New York pursuant to a Base Trust Agreement, dated as of October 14, 2011 (the “Base Trust Agreement”), between the Depositor and the Trustee, as supplemented by the Trust Agreement Supplement 2011-1, dated as of October 14, 2011 (the “Series Supplement” and, together with the Base Trust Agreement, the “Trust Agreement”), between the Depositor and the Trustee; and

WHEREAS, all representations, covenants and agreements made herein by the Depositor, the Warrant Agent and the Trustee are for the benefit and security of the Warrantholders (as defined in Article I).

WHEREAS, in connection with the creation of the Trust and the deposit therein of the Underlying Securities, and in consideration therefor, it is desired to provide for the issuance of trust certificates (the “Certificates”) evidencing undivided interests in the Trust and 50 call warrants with respect to the Underlying Securities, each relating to (i) call options with respect to $508,000 principal amount of the Underlying Securities per Call Warrant and (ii) the right to receive the Warrantholder Allocation Amounts (as defined in the Series Supplement) (the “Call Warrants”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and among the Depositor, the Trustee and the Warrant Agent as follows:

ARTICLE I

Exercise of Warrants

Section 1.1   Manner of Exercise.  (a) Each of the Call Warrants may be exercised by the holder thereof (each, a “Warrantholder”), on any Warrant Exercise Date. Each Call Warrant may be exercised in whole or in part; provided, that, for each Warrant Exercise Date the exercising Warrantholder (or, if applicable, two or more affiliated Warrantholders) must purchase Called Underlying Securities in a minimum aggregate principal amount of $508,000 and multiples thereof.  The “Called Underlying Securities” shall be Underlying Securities having a principal amount equal to $508,000 per exercised Call Warrant.  The following conditions shall apply to any exercise of the Call Warrants:

(i)           A written notice in the form of Exhibit I attached to the Call Warrants (the “Call Notice”) specifying the number of Call Warrants being exercised and the Warrant Exercise Date shall be delivered to the Warrant Agent and the Trustee at least 10 but not greater than 60 days before such Warrant Exercise Date.

(ii)          The Warrantholder shall surrender the Call Warrants to the Warrant Agent at its office specified in Section 6.3 hereof no later than 11:00 a.m. (New York City time) on such Warrant Exercise Date.

(iii)         Except in connection with a Call Notice relating to a tender offer for Underlying Securities where the called Underlying Securities cannot be delivered to the relevant Warrantholder due to time constraints or other restrictions relating to such tender, which shall be settled as set forth in Section 10(j) of the Series Supplement, the Warrantholder shall have made payment to the Warrant Agent, by wire transfer or other immediately available funds acceptable to the Warrant Agent, in the amount of the Warrant Exercise Purchase Price for the exercised Call Warrants, no later than 11:00 a.m. (New York City time) on the Warrant Exercise Date and shall have delivered in connection with its payment, an executed subscription for the Underlying Securities in the form of Exhibit II attached to the Call Warrants.

(iv)         The Warrantholder shall have satisfied all conditions to the exercise of Call Warrants set forth in Section 8 of the Series Supplement.

Upon exercise of the Call Warrants, the Warrantholder shall be entitled to delivery of the Called Underlying Securities.

(b)      The Warrant Agent shall notify the Trustee immediately upon receipt by the Warrant Agent of a notice by the holder of the Call Warrants and upon receipt of payment of the applicable Warrant Exercise Purchase Price from such holder pursuant to clause (a) of this Section 1.1. The Warrant Agent shall transfer each payment made by the holder thereof pursuant to clause (a) of this Section 1.1 to the Trustee in immediately available funds, for application pursuant to the Trust Agreement no later than 1:00 p.m. (New York City time) on the applicable Warrant Exercise Date (and, pending such transfer, shall hold each such payment for the benefit of the holder thereof in a segregated trust account).

(c)      A notice by the holder of a Call Warrant does not impose any obligations on a holder of a Call Warrant in any way to pay any Warrant Exercise Purchase Price. If, by 11:00 a.m. (New York City time) on the Warrant Exercise Date, the holder of the Call Warrant being exercised has not paid the Warrant Exercise Purchase Price (except in connection with a Call Notice relating to a tender offer for Underlying Securities that will not be delivered to the relevant Warrantholder), then such notice shall automatically expire and none of the holders of such Call Warrant, the Warrant Agent and the Trustee shall have any obligations with respect to such notice by the holder of such Call Warrant. The expiration of a notice by the holder of this

 Call Warrant shall in no way affect a holder of a Call Warrant’s right to subsequently deliver a notice which satisfies the terms of the Trust Agreement.  The Warrant Exercise Purchase Price for a call in connection with a tender offer shall be deducted from the proceeds of a tender offer by the Trust pursuant to Section 10(j) of the Series Supplement.

(d)      The Call Warrants will become immediately exercisable upon an Trust Reporting Event (whether such Trust Reporting Event occurs before or after October 1, 2016) and, if the Call Warrants are in the money, as defined in the Trust Agreement, they will be deemed to be exercised without further action by the Warrantholders and will be cash settled concurrently with the distribution to Certificateholders, as provided in Section 10(g) of the Trust Agreement.  Notwithstanding the foregoing, if at any time a Trust Reporting Event occurs and is continuing, Warrantholders will have the right to exercise the Call Warrants so long as the Call Warrants are exercised prior to the liquidation or distribution of the Underlying Securities.

(e)      The Call Warrants may also be exchanged, together with Certificates, for Underlying Securities, upon compliance with the provisions of Section 8(f) of the Series Supplement, and any such exchange shall be deemed an exercise of the related Call Warrants for purposes of the transfer of the exchanged principal amount of Underlying Securities pursuant to Section 1.2.

Section 1.2   Transfer of Underlying Securities.  As soon as practicable after each surrender of the Call Warrants, and no later than 11:00 a.m. (New York City time) on the Warrant Exercise Date and upon satisfaction of all other requirements described in the Call Warrants, the Warrant Agent shall instruct the Trustee to cause the Called Underlying Securities represented by the number of Warrants being exercised hereunder to be registered on the book-entry system of the related depositary in the registered name or names furnished by the holder, and, in case such exercise is of less than all of the Call Warrants, new Call Warrants of like tenor, representing the remaining unexercised and outstanding Call Warrants of the holder, shall be delivered by the Warrant Agent to the holder thereof; provided, however, that if such Call Notice is in connection with a tender offer and the called Underlying Securities cannot be delivered to the relevant Warrantholder due to time constraints or other restrictions relating to such tender, the Warrant Agent shall instruct the Trustee to distribute to the exercising Warrantholder the excess of the tender offer proceeds over the Call Price pursuant to Section 10(j) of the Series Supplement.  The Trustee shall cause the delivery of the Called Underlying Securities to the holder or its nominee no later than 1:00 p.m. (New York City time) on the applicable Warrant Exercise Date in accordance with Section 8(e) of the Series Supplement.

Section 1.3   Cancellation and Destruction of Call Warrant.  All Call Warrants surrendered to the Warrant Agent for the purpose of exercise pursuant to Section 1.1 and actually exercised, or for the purpose of transfer or exchange pursuant to Article III, shall be cancelled by the Warrant Agent, and no Call Warrant (other than that reflecting such transfer or exchange) shall be issued in lieu thereof.  The Warrant Agent shall destroy all cancelled Call Warrants.

Section 1.4   No Rights as Holder of Underlying Securities Conferred by Warrants.  Prior to the exercise thereof, the Call Warrants shall not entitle the holder thereof to any of the rights of a holder of the Underlying Securities, including, without limitation, the right to receive the payment of any amount on or in respect of the Underlying Securities or to enforce any of the covenants of the Trust Agreement.

Section 1.5     Pro Rata Reduction of Call Warrants if Partial Redemption of Underlying Securities.  If Underlying Securities are redeemed in part by the Underlying Securities Issuer and the Warrantholders do not exercise their call rights in connection with such partial redemption, then the number of Call Warrants held by each Warrantholder shall be reduced proportionately so that the aggregate amount of Underlying Securities callable by Call Warrants shall equal the amount of Underlying Securities held by the Trust after giving effect to such partial redemption.

Section 1.6     Selection of Called Underlying Securities in the event of a Call in Connection with a Partial Redemption.  If more than one Warrantholder exercises Call Warrants in such circumstances, such Called Underlying Securities that have been selected for redemption shall be allocated among such Warrantholders in proportion to the number of Call Warrants exercised by each.

ARTICLE II

Restrictions on Transfer

Section 2.1     Restrictive Legends.  The Call Warrants may not be transferred except to a transferee whom the transferor of the Call Warrants reasonably believes is (A) a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and (B) acquiring the Call Warrants for its own account or for the account of an investor of the type described in clause (A) above as to which the transferee exercises sole investment discretion.  In addition, each transferee shall be required to deliver to the Warrant Agent an investment letter in the form of Exhibit III attached to the Call Warrants.

Except as otherwise permitted by this Article II, the Call Warrants (or the Call Warrants issued upon the transfer of the Call Warrants) shall be issued with a legend in substantially the following form:

“These Call Warrants have not been registered under the Securities Act of 1933, as amended and may not be transferred, sold or otherwise disposed of except while a registration under such Act is in effect or pursuant to the exemption therefrom under such Act provided pursuant to Rule 144A thereunder.  The Call Warrants represented hereby may be transferred only in compliance with the conditions specified in these Call Warrants including the delivery of an Investment Letter in the form attached hereto.  Each prospective transferee of these Call Warrants shall be required to represent that it is (A) a “Qualified Institutional Buyer” (as defined in Rule 144A) and (B) acquiring the Call Warrants for its own account or for the account of an investor of the type described in clause (A) above as to which the transferee exercises sole investment discretion.”

Section 2.2     Notice of Proposed Transfer.  Prior to any transfer of any Call Warrant, the holder thereof will give five (5) Business Days (or such lesser period acceptable to the Warrant Agent) prior written notice to the Warrant Agent of such holder’s intention to effect such transfer and to comply in all other respects with this Section 2.2. Each transfer of Call Warrants must be for a whole number of Call Warrants.

ARTICLE III

Registration and Transfer of Call Warrants, etc.

Section 3.1     Warrant Register; Ownership of Call Warrants.  The Warrant Agent will keep a register in which the Warrant Agent will provide for the registration of Call Warrants and the registration of transfers of Call Warrants representing whole numbers of Call Warrants. The Trustee and the Warrant Agent may treat the Person in whose name any Call Warrant is registered on such register as the owner thereof for all purposes, and the Trustee and the Warrant Agent shall not be affected by any notice to the contrary.

Section 3.2     Transfer and Exchange of Call Warrants.  Upon surrender of any Call Warrant for registration of transfer or for exchange to the Warrant Agent, the Warrant Agent shall (subject to compliance with Article II) execute and deliver, and cause the Trustee, on behalf of the Trust, to execute and deliver, in exchange therefor, a new Call Warrant of like tenor and evidencing a like number of Call Warrants, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes or government charges) may direct.  The Call Warrants must be transferred in a minimum amount of $500,000.

Section 3.3     Replacement of Call Warrants.  Upon receipt of evidence reasonably satisfactory to the Warrant Agent of the loss, theft, destruction or mutilation of any Call Warrant and, in the case of any such loss, theft or destruction of any Call Warrant, upon delivery of an indemnity bond in such reasonable amount as the Warrant Agent may determine, or, in the case of any such mutilation, upon the surrender of such Call Warrant for cancellation to the Warrant Agent, the Warrant Agent shall execute and deliver, and cause the Trustee, on behalf of the Trust, to execute and deliver, in lieu thereof, a new Call Warrant of like tenor bearing a number not contemporaneously outstanding.

Section 3.4     Execution and Delivery of Call Warrants.  The Warrant Agent hereby agrees (subject to compliance with Article II) to execute and deliver any new Call Warrants issued in accordance with Section 1.2 or this Article III and the Trustee, on behalf of the Trust, shall further execute by acknowledgement thereon any such Call Warrants as the Warrant Agent shall request in accordance herewith.

ARTICLE IV

Definitions

As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

“Business Day”:  As defined in the Trust Agreement.

“Call Warrant”:  As defined in the Recitals hereof.

“Certificateholder” or “Holder”:  With respect to any Certificate, the holder thereof.

“Certificates”: As defined in the Trust Agreement.

“Closing Date”:  October 14, 2011.

“Called Underlying Securities”:  As defined in Section 1.1(a) hereof.

“Person”:  Any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Rating Agency”:  Standard & Poor’s Ratings Services, a Division of the McGraw Hill Companies, Inc. and any successor thereto.

“Responsible Officer”:  As defined in the Trust Agreement.

“Securities Act”:  The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Trust”:  As defined in the Recitals hereof.

“Trust Agreement”:  The Base Trust Agreement, dated as of October 14, 2011, between the Depositor and the Trustee, as supplemented by the Trust Agreement Supplement 2011-1, dated as of October 14, 2011, between the Depositor and the Trustee, incorporating by reference the definitions and assumptions thereto, as the same may be amended or modified from time to time.

“Trust Reporting Event”: If (1) the Underlying Securities Issuer (as defined in the Series Supplement) either (x) states in writing that it intends permanently to cease filing periodic reports required under the Securities Exchange Act of 1934 or (y) fails to file all required periodic reports for any applicable reporting period, and (2) the Depositor determines after consultation with the Securities and Exchange Commission (the “Commission”) that under applicable securities laws, rules or regulations the Trust must be liquidated or the Underlying Securities distributed.

“Trustee”:  As defined in the Recitals hereof, or any successor thereto under the Trust Agreement.

“Depositor”:  As defined in the Recitals hereof, or any successor thereto under the Trust Agreement.

“Underlying Securities Issuer”:  As defined in the Trust Agreement.

“Underlying Securities”:  As defined in the Trust Agreement.

“Warrant Agent”:  The Bank of New York Mellon, a New York banking corporation, in its capacity as warrant agent hereunder, or any successor thereto hereunder.

“Warrant Exercise Date”:  Any Business Day on or after October 1, 2016 and any Business Day during any earlier period during which (i) a tender offer for the Underlying Securities has occurred, (ii) any redemption or other unscheduled payment on the Underlying

Securities has been announced and the distribution to securityholders of the redemption price or other unscheduled payment has not yet occurred or (iii) a Trust Reporting Event has occurred and is continuing, in each case as set forth in the notice from the Warrantholder to the Warrant Agent and the Trustee.

“Warrant Exercise Purchase Price”:  An amount paid by the Warrantholder on each Warrant Exercise Date equal to 100% of the principal amount of the Underlying Securities being purchased pursuant to the exercise of the Call Warrants, in each case, plus accrued and unpaid interest to and including the Warrant Exercise Date.

Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

ARTICLE V

Warrant Agent

Section 5.1     Limitation on Liability.  The Warrant Agent shall be protected against, and shall incur no, liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of the Call Warrants in reliance upon any instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document in good faith believed by it to be genuine and to be signed, executed and, where necessary, verified and acknowledged, by the proper Person or Persons; unless a court of competent jurisdiction enter in a non appealable judgment that such liability resulted from the gross negligence or willful misconduct of the Warrant Agent.

Section 5.2     Duties of Warrant Agent.  The Warrant Agent undertakes only the specific duties and obligations imposed hereunder upon the following terms and conditions, by all of which the Depositor, the Trust, the Trustee and each Warrantholder shall be bound:

(a)      The Warrant Agent may consult with legal counsel (who may be legal counsel for the Depositor), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion, provided the Warrant Agent shall have exercised reasonable care in the selection by it of such counsel.

(b)      Whenever in the performance of its duties hereunder, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Depositor or the Trustee prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by a Responsible Officer of the Trustee and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it hereunder in reliance upon such certificate.

(c)      The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith.

(d)      The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained herein or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Trust and the Depositor only.

(e)      The Warrant Agent shall not have any responsibility in respect of and makes no representation as to the validity of the Call Warrants or the execution and delivery thereof (except the due execution thereof by the Warrant Agent); nor shall it be responsible for any breach by the Trust of any covenant or condition contained in the Call Warrants; nor shall it by any act thereunder be deemed to make any representation or warranty as to the Underlying Securities to be purchased thereunder.

(f)       The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, a Vice President, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary of the Depositor, and any Responsible Officer of the Trustee, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

(g)      The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Call Warrants or other securities of the Trust or otherwise act as fully and freely as though it were not Warrant Agent hereunder, so long as such persons do so in full compliance with all applicable laws. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Trust, the Depositor or for any other legal entity.

(h)      The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either by itself or by or through its attorneys or agents, and the Warrant Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(i)       The Warrant Agent shall act solely as the agent of the Warrantholders hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into the Call Warrants against the Warrant Agent, whose duties shall be determined solely by the express provisions thereof. The Warrant Agent shall not be deemed to be a fiduciary.

(j)       The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect either to the Warrant Exercise Purchase Price or to the kind and amount of property receivable by holders of Call Warrants upon the exercise thereof.

(k)      The Warrant Agent shall not be responsible for any failure on the part of the Trustee to comply with any of its covenants and obligations contained herein or in the Call Warrants.

(l)       The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof or the Call Warrants, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Depositor and the Trustee in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with the Call Warrants.

(m)     The Trustee will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may be required by the Warrant Agent in order to enable it to carry out or perform its duties hereunder.

(n)      The Warrant Agent shall not be liable for any error of judgment made in good faith by any Officer within its corporate trust department or a Person performing similar functions, unless it is proved that the Warrant Agent was negligent in ascertaining the pertinent facts.  The Warrant Agent shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to this Agreement or which it reasonably believes to be authorized or within its rights or powers under this Agreement.

(o)      The Warrant Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Warrant Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(p)      In no event shall the Warrant Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(q)      In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Warrant Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(r)       No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(s)      The Warrant Agent shall not be under any liability for interest on, and shall not be required to invest, any monies at any time received by it pursuant to any of the provisions of the Agreement or of the Call Warrants.  Money and assets held in trust by the Warrant Agent need not be segregated from other funds or assets held by the Warrant Agent except to the extent required by law.

Section 5.3         Change of Warrant Agent.  The Warrant Agent may resign and be discharged from its duties hereunder upon thirty (30) days’ notice in writing mailed to the Depositor and the Trustee by registered or certified mail, and to the holders of the Call Warrants by first-class mail at the expense of the Depositor; provided that no such resignation or discharge shall become effective until a successor Warrant Agent shall have been appointed hereunder. The Depositor may remove the Warrant Agent or any successor Warrant Agent upon thirty (30) days’ notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to the holders of the Call Warrants by first-class mail; provided further that no such removal shall become effective until a successor Warrant Agent shall have been appointed hereunder. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Depositor shall promptly appoint a successor to the Warrant Agent, which may be designated as an interim Warrant Agent. If an interim Warrant Agent is designated, the Depositor shall then appoint a permanent successor to the Warrant Agent, which may be the interim Warrant Agent. If the Depositor shall fail to make such appointment of a permanent successor within a period of thirty (30) days after such removal or within sixty (60) days after notification in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the holder of a Call Warrant, then the Warrant Agent or registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of such a successor. Any successor to the Warrant Agent (or any parent of such successor) appointed hereunder must have long-term unsecured debt obligations that are rated in one of the four highest rating categories by the Rating Agency. Any entity which may be merged or consolidated with or which shall otherwise succeed to substantially all of the trust or agency business of the Warrant Agent shall be deemed to be the successor Warrant Agent without any further action.  The holders of more than 50% of the outstanding Call Warrants, by an instrument delivered to the Depositor and the Warrant Agent in writing, shall have the right to object to, and by objecting shall thereby prevent the occurrence of, any proposed action by the Depositor under this Section 5.3.

Section 5.4     Indemnification of Warrant Agent. The Depositor shall indemnify and hold harmless the Warrant Agent and its successors, assigns, agents and servants against any and all loss, liability or reasonable expense (including attorney’s fees) incurred by it in connection with the performance of its duties under this Agreement. The Warrant Agent shall notify the Depositor promptly of any claim for which it may seek indemnity. Failure by the Warrant Agent to so notify the Depositor shall not relieve the Depositor of its obligations hereunder. The Depositor need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Warrant Agent through the Warrant Agent’s own willful misconduct, negligence or bad faith. The indemnities contained in this Section 5.4 shall survive the resignation or termination of the Warrant Agent or the termination of this Agreement.

Failure by the Depositor to pay, reimburse or indemnify the Warrant Agent shall not entitle the Warrant Agent to any payment, reimbursement or indemnification from the Trust, nor shall such failure release the Warrant Agent from the duties it is required to perform under this Agreement.  Any unpaid, unreimbursed or unindemnified amounts shall not be borne by the Trust and shall not constitute a claim against the Trust, but shall be borne by the Warrant Agent in its individual capacity, and the Warrant Agent shall have no recourse against the Trust with respect thereto.

Section 5.5     Appointment of Warrant Agent. The Trust has duly appointed The Bank of New York Mellon as Warrant Agent for purposes of the Warrant Agent Agreement and to perform such other obligations and duties as are herein set forth.  The Warrant Agent hereby accepts such appointment and agrees that it shall follow the procedures set forth in this Agreement.

ARTICLE VI

Miscellaneous

Section 6.1     Remedies.  The remedies at law of the Warrantholder  in the event of any default or threatened default by the Warrant Agent in the performance of or compliance with any of the terms of the Call Warrants are not and will not be adequate and, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms thereof or otherwise.

Section 6.2     Limitation on Liabilities of Holder.  Nothing contained in the Call Warrants or this Agreement shall be construed as imposing any obligation on the holder thereof to purchase any of the Underlying Securities except in accordance with the terms thereof.

Section 6.3     Notices.  All notices and other communications under this Agreement shall be in writing and shall be delivered, or mailed by registered or certified mail, return receipt requested, by a nationally recognized overnight courier, postage prepaid, addressed (a) if to any holder of any Call Warrant, at the registered address of such holder as set forth in the register kept by the Warrant Agent, or (b) if to the Warrant Agent, to The Bank of New York Mellon, 101 Barclay Street, Floor 7 West, New York, NY 10268, Attention: Corporate Trust Department or to such other address notice of which the Warrant Agent shall have given to the holder thereof and the Trustee or (c) if to the Trust or the Trustee, to the Corporate Trust Office (as set forth in the Trust Agreement); provided that the exercise of any Call Warrant shall be effective in the manner provided in Article I.

Any notice to be given by the Depositor, the Warrant Agent or the Trustee to the Warrantholders shall be sufficiently sent if sent by facsimile and first-class mail to the addresses set forth in the Warrant Register.  Notwithstanding any provisions of the Trust Agreement to the contrary, the Trustee shall deliver all notices or reports required to be delivered by it to the Warrantholders without charge to such Warrantholders.  In the event that the Trustee receives a request from the Underlying Securities Trustee, the Underlying Securities Issuer or, if applicable, the Depositary with respect to the Underlying Securities, for the Trustee’s consent to any amendment, modification or waiver of the Underlying Securities, or any document relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall within two (2) Business Days of the date of such request mail a notice of such proposed amendment, modification, waiver or solicitation to the Warrantholders.

In addition to the foregoing, the Trustee and the Warrant Agent agree to accept and act upon notice, instructions or directions pursuant to this Agreement sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods.  If the party elects to give the Trustee or the Warrant Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee or the Warrant Agent in its discretion elects to act upon such instructions, the Trustee’s or the Warrant Agent’s understanding of such instructions shall be deemed controlling.  Neither the Trustee nor the Warrant Agent shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Warrant Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee or the Warrant Agent, including without limitation the risk of the Trustee or the Warrant Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 6.4     Amendment.  (a)  This Agreement may be amended from time to time by the Depositor, the Trustee and the Warrant Agent without the consent of the Warrantholder, upon receipt of an opinion of counsel satisfactory to the Warrant Agent that the provisions hereof have been satisfied and that such amendment would not alter the status of the Trust as a grantor trust under the Internal Revenue Code of 1986 (the “Code”), for any of the following purposes: (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to provide for any other terms or modify any other provisions with respect to matters or questions arising under the Call Warrants which shall not adversely affect in any material respect the interests of the holder thereof or any holder of a Certificate or (ii) to evidence and provide for the acceptance of appointment hereunder of a Warrant Agent other than The Bank of New York Mellon.

(b)      Without limiting the generality of the foregoing, this Agreement may also be modified or amended from time to time by the Depositor, the Trustee and the Warrant Agent with the consent of the holders of 66 2/3% of the outstanding Call Warrants, upon receipt of an opinion of counsel satisfactory to the Warrant Agent that the provisions hereof (including, without limitation, the following proviso) have been satisfied, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Call Warrants or of modifying in any manner the rights of the holders of the Call Warrants; provided, however, that no such amendment shall (i) adversely affect in any material respect the interests of holders of Certificates without the consent of the holders of Certificates evidencing not less than the Required Percentage-Amendment of the aggregate Voting Rights of such affected Certificates (as such terms are defined in the Trust Agreement) and without written confirmation from the Rating Agency that such amendment will not result in a downgrading or withdrawal of its rating of the Certificates; (ii) alter the dates on which Call Warrants are exercisable or the amounts payable upon exercise of a Call Warrant without the consent of the holders of Certificates evidencing 100% of the aggregate Voting Rights of such affected Certificates and the holders of 100% of the affected Call Warrants or (iii) reduce the percentage of aggregate Voting Rights required by (i) or (ii) without the consent of the holders of all such affected Certificates. Notwithstanding any other provision of this Agreement, this Section 6.4(b) shall not be amended without the consent of the holders of 100% of the affected Call Warrants.

(c)      The Warrant Agent shall notify the Rating Agency of any such proposed amendment or modification prior to the execution thereof and promptly after the execution of any such amendment or modification, the Warrant Agent shall furnish a copy of such amendment or modification to each holder of a Call Warrant, to each holder of a Certificate and to the Rating Agency. It shall not be necessary for the consent of holders of Call Warrants or Certificates under this Section 6.4(c) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Warrant Agent may prescribe.

Section 6.5     Expiration.  The right to exercise the Call Warrants shall expire on the earliest to occur of (a) the cancellation thereof, (b) the termination of the Trust Agreement or (c) the liquidation, disposition or payment in full (whether by maturity, redemption or otherwise) of all of the Underlying Securities.

Section 6.6     Descriptive Headings.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 6.7     GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

Section 6.8     Judicial Proceedings; Waiver of Jury.  Any judicial proceeding brought against the Trust, the Trustee or the Warrant Agent with respect to the Call Warrants or this Agreement may be brought in any court of competent jurisdiction in the County of New York, State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of the Call Warrants, the Trustee on behalf of the Trust and the Warrant Agent (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees that the Trust, the Trustee and the Warrant Agent shall be bound by any judgment rendered thereby in connection with the Call Warrants, subject to any rights of appeal, and (b) irrevocably waives any objection that the Trust, the Trustee or the Warrant Agent may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

Section 6.9     Nonpetition Covenant; No Recourse.  Each of (i) the Warrantholder, by its acceptance thereof, and (ii) the Warrant Agent, agrees that it shall not (and, in the case of the holder, that it shall not direct the Warrant Agent to), until the date which is one year and one day after the payment in full of the Certificates and all other securities issued by the Trust, the Depositor or entities formed, established or settled by the Depositor, acquiesce, petition or otherwise invoke or cause the Trust, the Depositor or any such other entity to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust, the Depositor or any such other entity under a federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust, the Depositor or any such other entity or all or any part of the property or assets of Trust, the Depositor or any such other entity or ordering the winding up or liquidation of the affairs of the Trust, the Depositor or any such other entity.  Notwithstanding anything to the contrary herein, the provisions of this Section 6.9 shall survive the termination of this Agreement.

Section 6.10     Amendments to the Trust Agreement.  The Trustee hereby agrees not to consent to any amendments to the Trust Agreement which will adversely affect the rights of the Warrantholders in a material manner without the consent of the Warrantholders.

Section 6.11     Express Beneficiaries.  The Warrantholders shall be express third party beneficiaries to this Agreement entitled to the benefits hereof and to enforce the provisions hereof.

Section 6.12     Breach of Representation and Warranty.  Upon the discovery by the Depositor or the Trustee of a breach of any of the representations and warranties made in the Trust Agreement that materially and adversely affects the interests of the Warrantholders, the party discovering such breach shall forward or cause the Warrant Agent to forward a written notice of such breach to the Warrantholders.

Section 6.13     Administration of Trust.  In addition to the provisions set forth in Section 3.1 of the Base Trust Agreement, the Trustee shall administer the Trust for the benefit of the Warrantholders but only to the extent of the interests of the Warrantholders therein and provided further, in the event of a conflict of interest between the Certificateholders and the Warrantholders, the interests of the Certificateholders shall prevail.  The Warrantholders’ right to call the Underlying Securities shall not be considered a conflict of interest with the Certificateholders for purposes of this provision.

Section 6.14     Reports to Warrantholders.  The Trustee shall furnish to the Warrantholders a copy of the report prepared for the Certificateholders pursuant to Section 4.2 of the Base Trust Agreement, within a reasonable period of time after such report is furnished to the Certificateholders.

Section 6.15     Reporting Obligations.  During any period in which the Trust is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Depositor shall promptly furnish to holders of Call Warrants and prospective purchasers of Call Warrants designated by such holders, upon request of such holders or prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) of the Securities Act of 1933, as amended, to permit compliance with Rule 144A in connection with the resale of Call Warrants; provided, however, that the Depositor shall not (a) be required to provide audited financial statements of the Trust or (b) be required to furnish Rule 144A Information in connection with any request made on or after the date that is two years from the later of (i) the date such Call Warrant (or any predecessor Call Warrant) was acquired from the Depositor or (ii) the date such Call Warrant (or any predecessor Call Warrant) was last acquired from an “affiliate” of the Depositor within the meaning of Rule 144.

Section 6.16     Voting.  Notwithstanding anything to the contrary in the Base Trust Agreement or the Series Supplement, the Trustee shall at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the Underlying Securities (including, without limitation, any demand to accelerate the Underlying

 Securities) or (ii) which would result in the exchange or substitution of any Underlying Security whether or not pursuant to a plan for the refunding or refinancing or such Underlying Security, except in each case with the unanimous consent of the Warrantholders, and subject to the requirement that such vote would not materially increase the likelihood that the Trust will fail to qualify as a grantor trust for federal income tax purpose, and, in any event, that the Trust will not fail to qualify as either a grantor trust or partnership (other than a publicly traded partnership treated as a corporation) under the Code, such determination to be based solely on an Opinion of Counsel; provided, however, that the foregoing shall not apply to any tender of Underlying Securities pursuant to a tender offer at the direction of a Warrantholder in accordance with the terms of the Warrants.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

FIXED INCOME CLIENT SOLUTIONS LLC,
as Depositor

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
not in its individual capacity but solely as Trustee
and Authenticating Agent

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
as Warrant Agent

By:
Name:
Title:

[Signature Page to Warrent Agent Agreement
(Fixed Income Trust For Goldman Sachs Subordinated Notes, Series 2011-1)]